UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2014

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2014, Perry Ellis International, Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 1 (the “Amendment”) to its Amended and Restated Loan and Security Agreement dated as of December 2, 2011 (the “Loan Agreement”), among the Company, the subsidiaries named as borrowers or guarantors therein, the lenders named therein (the “Lenders”), Wells Fargo Bank, National Association, as agent for the Lenders (the “Agent”), and Bank of America, N.A., as syndication agent.

The Amendment modifies the terms of the Loan Agreement to, among other things, (a) extend the term of the Loan Agreement to December 1, 2018; (b) reduce the LIBOR margin used to determine the interest rate payable on amounts outstanding under the Loan Agreement from time to time to a range of 1.50% to 2.00% (depending on the Company’s quarterly average excess availability); and (c) reduce the unused line fee payable to the Lenders under the Loan Agreement.

The foregoing description is a summary of the material terms of the Amendment and is subject to the complete terms of the Amendment, a copy of which is filed as Exhibit 10.65 to this Form 8-K.

A copy of the press release announcing the entering into of the Amendment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.65	Amendment No. 1 dated January 9, 2014 to the Amended and Restated Loan and Security Agreement dated as of December 2, 2011 among Perry Ellis International, Inc., the subsidiaries named as Borrowers or Guarantors therein, the Lenders named therein, Wells Fargo Bank, National Association, as agent for the Lenders, and Bank of America, N.A., as syndication agent.

99.1	Perry Ellis International, Inc. Press Release dated January 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: January 13, 2014	By:	/s/ Cory Shade
Cory Shade, SVP, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.65	Amendment No. 1 dated January 9, 2014 to the Amended and Restated Loan and Security Agreement dated as of December 2, 2011 among Perry Ellis International, Inc., the subsidiaries named as Borrowers or Guarantors therein, the Lenders named therein, Wells Fargo Bank, National Association, as agent for the Lenders, and Bank of America, N.A., as syndication agent.

99.1	Perry Ellis International, Inc. Press Release dated January 13, 2014.